UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 8, 2006 deltathree, Inc.
(Exact name of Registrant as Specified in Its Charter)

Delaware	000-28063	13-4006766
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No)

75 Broad Street, New York, New York 10004
(Address of principal executive offices)

(212) 500-4850
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

At the Annual Meeting of Stockholders of deltathree, Inc. (the “Company”) held on September 8, 2006, the Company’s stockholders approved, among other items, the adoption of the 2006 Non-Employee Director Stock Plan. The plan provides for the automatic grant of shares of restricted stock to non-employee directors of the Company. The aggregate number of shares of restricted stock issuable under the plan is 500,000 shares. Under the plan, the restricted stock represents shares of the Company’s common stock that, at the time of issuance, are subject to certain forfeiture provisions related to continued service on the Company’s board of directors. The restricted stock must generally be held by the non-employee director for one year while still a member of the Company’s board.

As of the date hereof, the Company’s 2004 Non-Employee Director Stock Option Plan is terminated, except with respect to any outstanding options previously granted, and is replaced by the 2006 plan described above.

The brief summary contained above is qualified in its entirety by reference to the full text of the plan. The complete text of the plan is attached as an exhibit to this Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit 10.1	deltathree, Inc. 2006 Non-Employee Director Stock Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DELTATHREE, INC.

Date: September 8, 2006	By:	/s/ Eugene Serban
Eugene Serban
Corporate Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

10.1	deltathree, Inc. 2006 Non-Employee Director Stock Plan